As filed with the Securities and Exchange Commission on March 28, 2008

Registration No. 333-141531

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BHP Billiton Limited

(Exact Name of Registrant as Specified in Its Charter)

Victoria, Australia	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

180 Lonsdale Street

Melbourne, Victoria 3000, Australia

Tel. No.: 011-61-3-9609-3333

(Address of Principal Executive Offices) (Zip Code)

BHP Billiton Limited

Global Employee Share Plan

(Full Title of the Plan)

Earl K. Moore

1360 Post Oak Boulevard

Suite 150

Houston, Texas 77056

(Name and Address of Agent For Service)

713-961-8414

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher J. Kell, Esq.

Skadden, Arps, Slate, Meagher& Flom

Level 13, 131 Macquarie Street

Sydney, New South Wales 2000,

Australia

Tel. No.:011-61-2-9253-6000

EXPLANATORY NOTE

BHP Billiton Limited (the “Company”) is filing this post-effective amendment No.1 to the Registration Statement on Form S-8 originally filed on March 23, 2007 (Registration No. 333-141531) solely for the purpose of replacing the Amended and Restated Deposit Agreement dated as of November 18, 2003 between the Company and JP Morgan Chase Bank as Depositary and the associated form of American Depositary Receipt, previously filed as Exhibits 4.1 and 4.2, with the Second Amended and Restated Deposit Agreement dated as of July 2, 2007 between the Company and Citibank, N.A. as Depositary and the associated form of American Depositary Receipt.

Item 8.	Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Deposit Agreement dated as of July 2, 2007 between BHP Billiton Limited and Citibank, N.A. as Depositary*

4.2	Form of American Depositary Receipt*

23.1	Consent of KPMG**

23.2	Consent of KPMG Plc**

24.1	Power of Attorney**

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on March 28, 2008.

BHP BILLITON LIMITED

By:	/s/ MARIUS KLOPPERS
Name:	Marius Kloppers
Title:	Chief Executive Officer

POWER OF ATTORNEY

Signature	Title

*	Chairman
Don R. Argus

*	Director
David A. Jenkins

*	Director
John M. Schubert

*	Director

David A. Crawford

*	Director
John G. Buchanan

*	Director
Carlos Cordeiro

*	Director
Paul Anderson

*	Director
Gail De Planque

/s/ MARIUS KLOPPERS	Director and Chief Executive Officer
Marius Kloppers

*	Director
Jacques Nasser

*	Chief Financial Officer
Alexandre Vanselow

*	(Authorized Representative in the United States)
Earl K. Moore

*By:	/s/ MARIUS KLOPPERS
Name:	Marius Kloppers
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Deposit Agreement dated as of July 2, 2007 between BHP Billiton Limited and Citibank, N.A. as Depositary*

4.2	Form of American Depositary Receipt*

23.1	Consent of KPMG**

23.2	Consent of KPMG Plc**

24.1	Power of Attorney**

*	Filed herewith
**	Previously filed